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                    [LETTERHEAD OF JANNEY MONTGOMERY SCOTT]



                                                                  EXHIBIT 23.5



                     CONSENT OF JANNEY MONTGOMERY SCOTT INC.

We hereby consent to the reference in the Registration Statement on Form S-4, to the form of our opinion with respect to the merger of Tseng Sub, Inc., a wholly-owned subsidiary of Cell Pathways Holdings, Inc., with and into Tseng Labs, Inc., and to our firm, respectively, and to the inclusion of such form of opinion as an Appendix to the Joint Proxy Statement/Prospectus included in the Registration Statement. By giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    JANNEY MONTGOMERY SCOTT INC.



July 20, 1998